UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.    Results of Operations and Financial Condition.
On April 25, 2024, Olin Corporation (“Olin”) issued a press release announcing financial results for the first quarter ended March 31, 2024. Attached as Exhibit 99.1, and incorporated by reference into this Item 2.02, is a copy of Olin’s press release dated April 25, 2024.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 25, 2024, the Board of Directors of Olin appointed Dr. Florian Kohl to Vice President and President of Epoxy. Mr. Damian Gumpel, a named executive officer of Olin, previously held the position of President of Epoxy in addition to the role of Vice President of Corporate Strategy. Following the reassignment of the role of President of Epoxy to Dr. Kohl, Mr. Gumpel will continue to serve as Vice President of Corporate Strategy.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
Olin’s 2024 annual meeting of shareholders was held on April 25, 2024. The votes cast with respect to each item of business properly presented at the meeting are set forth below.
Proposal 1 – Election of Directors
The shareholders elected each of the nine nominees to the Board of Directors for a one-year term by the vote of the majority of votes cast, in accordance with Olin’s Bylaws.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beverley A. Babcock	98,392,099	895,082	287,100	11,274,404
C. Robert Bunch	96,700,524	2,606,267	267,490	11,274,404
Matthew S. Darnall	98,072,676	1,196,407	305,198	11,274,404
Kenneth T. Lane	98,563,256	707,512	303,513	11,274,404
Julie A. Piggott	98,200,062	1,055,058	319,161	11,274,404
Earl L. Shipp	98,102,799	1,195,201	276,281	11,274,404
William H. Weideman	98,085,445	1,213,773	275,063	11,274,404
W. Anthony Will	97,997,008	1,250,332	326,941	11,274,404
Carol A. Williams	98,035,718	1,234,869	303,694	11,274,404
Proposal 2 – Conduct an advisory vote to approve the compensation for named executive officers
The shareholders gave an advisory approval of the compensation for named executive officers.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2	95,844,184	3,372,155	357,942	11,274,404
Proposal 3 – Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2024
The shareholders ratified the appointment of KPMG LLP as Olin’s independent registered public accounting firm for 2024.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3	108,845,465	1,847,457	155,763	0

Proposal 4 – Shareholder proposal on director election resignation bylaws
The shareholders did not approve the shareholder proposal on director election resignation bylaws.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4	25,622,525	73,422,898	528,858	11,274,404
Item 7.01.    Regulation FD Disclosure.
On April 24, 2024, Olin’s Board of Directors declared a quarterly dividend of $0.20 on each share of Olin common stock. The dividend is payable on June 14, 2024 to shareholders of record at the close of business on May 9, 2024. This marks Olin’s 390th consecutive quarterly dividend.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release announcing first quarter 2024 earnings, dated April 25,2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Inchan Hwang
	Name:	Inchan Hwang
	Title:	Vice President, Deputy General Counsel and Secretary

Date: April 25, 2024